Form C

Cover Page

Name of issuer:

Thisisground Holdings, Inc.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: DE

Date of organization: 10/1/2015

Physical address of issuer:

2449B Hunter St.
Los Angeles CA 90021

Website of issuer:

http://www.thisisground.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

3.0% of the offering amount upon a successful fundraise.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☑ Debt
☐ Other

If Other, describe the security offered:

Target number of securities to be offered:

100,000

Price:

$1.00

Method for determining price:

Pro-rated portion of the total principal value of $100,000; interests will be sold in increments of $1.

Target offering amount:

$100,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

- ☐ Pro-rata basis
- ☐ First-come, first-served basis
- ☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$500,000.00

Deadline to reach the target offering amount:

10/14/2016

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

7

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$685,989.00	$0.00
Cash & Cash Equivalents:	$114,505.00	$0.00
Accounts Receivable:	$29,412.00	$0.00
Short-term Debt:	$331,814.00	$0.00
Long-term Debt:	$94,000.00	$0.00
Revenues/Sales:	$2,597,111.00	$0.00
Cost of Goods Sold:	$1,464,177.00	$0.00
Taxes Paid:	$9,600.00	$0.00
Net Income:	($272,109.00)	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Thisisground Holdings, Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

INSTRUCTION TO QUESTION 2: If any of these statements are not true, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Mike Macadaan	CEO	This Is Ground	2015

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Mike Macadaan	President	2015
Mike Macadaan	CEO	2015
Mike Macadaan	Treasurer	2015
Mike Macadaan	Secretary	2015

For three years of business experience, refer to Appendix D: Director & Officer Work History.

INSTRUCTION TO QUESTION 5: For purposes of this Question 5, the term officer means a president, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and Anyperson routinely performing similar functions.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Science Media, LLC	2,890,000 Preferred	49.0
Mike Macadaan	3,000,000 Common	51.0

INSTRUCTION TO QUESTION 6: The above information must be provided as of a date that is no more than 120 days prior to the date of filing of this offering statement.

To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control — as, for example, a co-trustee) they should be included as being "beneficially owned." You should include an explanation of these circumstances in a footnote to the "Number of and Class of Securities Now Held." To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

INSTRUCTION TO QUESTION 7: Wefunder will provide your company's Wefunder profile as an appendix (Appendix A) to the Form C in PDF format. The submission will include all Q&A items and "read more" links in an un-collapsed format. All videos will be transcribed.

This means that any information provided in your Wefunder profile will be provided to the SEC in response to this question. As a result, your company will be potentially liable for misstatements and omissions in your profile under the Securities Act of 1933, which requires you to provide material information related to your business and anticipated business plan. ***Please review your Wefunder profile carefully to ensure it provides all material information, is not false or misleading, and does not omit any information that would cause the information included to be false or misleading.***

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

Manufacturing. We currently have two main manufacturing partners, located in Los Angeles and Italy. An interruption in the operations of either plant could potentially result in an interruption of our own business and the need to divert resources into making up any production deficits.

Leather Goods. Leather goods represent a large portion of our product offerings. While we do not foresee it happening, if there were an interruption of the leather supply or an increase in the price of leather, it could impact our operations and our ability to fulfill orders or to meet demand.

Reliance on Electronics. Some of our goods are made to be used with electronics of specific dimensions and specs. As a result, we need to predict what products to create for and the demand for those products. If we are incorrect about those projections, it could lead to overproduction or underproduction of those items.

Design. We're in the process of fleshing out our collections. Once a collection is set, it's just a matter of updating them annually to ensure current fit with current hardware. If there's an interruption to our design process or something happens to our design team, it would require a quick recovery.

Shipping. Our customers are all over the world. Since the majority of our business comes from the internet and thus we have to fulfill orders that require global shipping, this represents logistical risks. Those risks would be that if inventory is destroyed in a warehouse or lost in transit.

INSTRUCTION TO QUESTION 8: Avoid generalized statements and include only those factors that are unique to the issuer. Discussion should be tailored to the issuer's business and the offering and should not repeat the factors addressed in the legends set forth above. No specific number of risk factors is required to be identified.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The purpose of this offering is to raise funds for our general business operations, as described in the "use of proceeds" section below.

10. How does the issuer intend to use the proceeds of this offering?

If we raise:	**$100,000**
Use of Proceeds:	We plan on using funds to prepare inventory.

If we raise: **$300,000**

Use of Proceeds: We plan on using funds to prepare holiday inventory. While funds had previously been allocated for that purpose, we are entering into a partnership that involves a $250,000 order and those funds were used to prepare that order instead.

If we raise: **$400,000**

Use of Proceeds: We will expand operations by entering into a 10-year lease to develop a storefront.

If we raise: **$500,000**

Use of Proceeds: As a result of our impending partnership announcement, we are expecting a high volume of interest in our products. To prepare for this, we will hire and train new salespeople to manage these potential new business opportunities.

INSTRUCTION TO QUESTION 10: An issuer must provide a reasonably detailed description of any intended use of proceeds, such that investors are provided with an adequate amount of information to understand how the offering proceeds will be used. If an issuer has identified a range of possible uses, the issuer should identify and describe each probable use and the factors the issuer may consider in allocating proceeds among the potential uses. If the issuer will accept proceeds in excess of the target offering amount, the issuer must describe the purpose, method for allocating oversubscriptions, and intended use of the excess proceeds with similar specificity. Please include all potential uses of the proceeds of the offering, including any that may apply only in the case of oversubcriptions. If you do not do so, you may later be required to amend your Form C. Wefunder is not responsible for any failure by you to describe a potential use of offering proceeds.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor will typically be automatically accepted for an investment in the Company within a few minutes. At this point, the Investor will be emailed a pdf version of the Investment Agreement signed by the Investor and the Company, as well as a confirmation of the commitment. This information will also be available on the Investor's "My Investments" screen on the wefunder.com website.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. All investments will be in book entry form. This means that the Investor will not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

<u>The Company's right to cancel.</u> The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

The company is issuing promissory notes to investors. The principal amount of each note is is the amount invested by the investor. The company will use 3% of its net revenues to pay back principle on the notes. Each note will be paid back based on its pro rata share of all notes issued in this offering. The company will make payments to the investor annually, starting one year after the closing date of the offering. The company will continue payments until investors have received 1.5x their principle investment (the repayment amount).

The first 200k of notes issued in this offering will be entitled to 2x of their principle amount for the portion of their investment that is in the first 200k. The company may prepay principal plus the repayment amount at anytime. The notes are secured by the company's personal property, including all accounts, inventory, equipment, general intangibles, financial assets, investment property, securities, deposit accounts, and the proceeds thereof. Upon the occurrence of an event of default (as defined in each note), all unpaid principal, and other amounts owing will automatically be immediately due, payable and collectible by the company pursuant to applicable law.

The notes do not provide investors with any voting rights in the company.

The form of the notes is provided in Appendix B, Investor Contracts. The form of the notes is Appendix B, Investor Contracts.

14. Do the securities offered have voting rights?

- [ ] Yes
- [x] No

15. Are there any limitations on any voting or other rights identified above?

- [x] Yes: No Voting Rights
- [ ] No

16. How may the terms of the securities being offered be modified?

The terms of the notes cannot be amended.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights	Other Rights
Preferred Stock (list each class in order of preference):				
Preferred Stock	2,890,000	2,890,000	No	No
Common Stock	6,000,000	3,000,000	Yes	No
Debt Securities			Choose	No
Other			Choose	No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	
Other Rights:	

Describe any other rights:

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights in the company, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering). These types of changes could limit the Investor's economic rights by causing the Company to pay off the notes the Investor has purchased before their maturity, thereby reducing the aggregate interest paid on the notes to the Investor.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, the principal shareholder(s) may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of the principal shareholder(s), and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, the principal shareholder(s) may change the terms of the operating agreement for the Company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. The principal shareholder(s) also may force the Company to prepay the promissory notes before their maturity date. The principal shareholder(s) may make changes that affect the tax treatment of the Company in ways that are unfavorable to the Investor but favorable to them. The principal shareholder(s) may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. The principal shareholder(s) may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The principal shareholder(s) have the right to redeem their securities at any time. The principal shareholder(s) could decide to force the Company to redeem their securities at a time that is not favorable to the Investor and is damaging to the Company. The exit of the principal shareholder(s) may affect the value of the Company and/or its viability.

Based on the factors described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The value of the promissory notes will be determined by the Company's senior management in accordance with U.S. generally accepted accounting principles. For example, the notes may be valued based on principal plus anticipated Repayment Amount.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the promissory notes will likely hold a minority position in the Company and will have no voting rights in the Company, and thus will be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its board of directors, and the Investor will have no independent right to name or remove an officer or member of the board of directors of the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company.

Issuer Repurchase of Securities/Prepayment of Notes. The Company has the right to repay principal and interest on the promissory notes at any time prior to the maturity date. If the Company repays principal and interest on the notes early, Investor will receive fewer interest payments than expected at purchase.

A sale of the issuer or of assets of the issuer. As a noteholder with no voting rights, the Investor will have no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the board of directors of the Company to manage the Company so as to maximize value for shareholders and ensure full payment of noteholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the board of directors of the Company. If the board of directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the amount received will be sufficient to repay Investor and other noteholders.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and board of directors of the Company will be guided by their good faith judgment as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

The company has two outstanding loans:

1) $69,000K balance on a Paypal Working Capital Loan with a 1-year maturity. The loan carries no interest, instead there was a $13,700 inital fee that has already been serviced.

2) $25K convertible note which matures May of 2018 at an interest rate of 4% per annum.

INSTRUCTION TO QUESTION 24: name the creditor, amount owed, interest rate, maturity date, and any other material terms.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12-month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

INSTRUCTIONS TO QUESTION 26: The term transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

Beneficial ownership for purposes of paragraph (2) shall be determined as of a date that is no more than 120 days prior to the date of filing of this offering statement and using the same calculation described in Question 6 of this Question and Answer format.

The term "member of the family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the person, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Compute the amount of a related party's interest in any transaction without regard to the amount of the profit or loss involved in the transaction. Where it is not practicable to state the approximate amount of the interest, disclose the approximate amount involved in the transaction.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Overview

We are a high growth leather goods company focusing on providing beautiful & well made carry solutions for technology & every day creative tools. Our mission is to inspire people from all over the globe to create anywhere, mobilizing our customers with the necessary tools to always be prepared to embark on the creative journey.

Business Model

Our main source of revenue is via the direct sale of our products via thisisground.com which has grown 56% from year to year since 2013. Wholesale & corporate + promotional gifts represents 30% of our total revenue and has grown 67% from year to year. Our second most profitable revenue stream is the design & development of custom goods for partners ranging from adding the partner's logo to an existing product of ours to creating entirely new products for very large businesses.

Major Milestones

2012
Invented the Cord Taco
After having tacos at a local Los Angeles restaurant, Founder Mike Macadaan creates the Cord Taco. The Cord Taco, a simple way to organize small cords, is widely adopted by social influencers and press and is the beginning of the brand.

2013
Apple starts selling the Cord Taco and the Cordito
Within one year of inception Apple started selling our cord organizers from their online store. The inventory sold out by the end of the holiday season.

2013
Cord Taco gains national notoriety
The Cord Taco went from online blogs and social media to national TV when it was featured on the Today Show.

2014
Mike Macadaan invents the Mod Tablet Organizer
After a meeting with Apple where their retail team gushed over the customizable organizers from the 90's, Mike Macadaan & team created the Mod Tablet.

2014
Apple starts selling the Mod Tablet Organizer
Once the Mod Tablet 1 was completed, Apple immediately started to sell from their online store.

2014
This Is Ground acquired by Science Media

2015
Granted Design Patent for Cord Taco

2015
Ramps up 2 Los Angeles based factories

2015
This Is Ground spins off from Science Media

2016
Ramps up two factories in Italy
After spending time in Italy with a ket hire, we identified a few leather tanneries and a couple of factories that would make our leather and products.

2016
Activated Distribution Center in England
With products being made in Italy, it made sense for us to ship products from a new warehouse in the UK.

2016
Receive largest wholesale order for $250k

Trends & Figures

As we expanded our product line from small leather goods to mid size, top selling organizers we saw exponential growth - our total revenue increased by $3 million once we introduced the Mod and 72% once we introduced the Tech Dopp Kit. The Mod & TDK alone account for 80% of our revenue. At the end of 2015 we introduce our larger size products - the Voyager Weekender, priced at $750 which accounts for a portion of our revenue and then the Venture Backpack priced at $750 in 2016.

As many physical goods company trend, our total revenue grows during the holiday season. In the past we've seen an approximate 350-400% growth for the holidays

In late 2015 and the first half of 2016, we also focused on refining our production costs and moved half of our production from Los Angeles to Italy to not only cut costs but to increase quality. We narrowed down our color SKUs from 12 to 5 to optimize our costs, streamlined our sourcing & decreased production costs to increase our margins by 20%.

Beginning in 2016, we began shipping out of England as well, which decreased our shipping costs by 50%.

In 2016, we also focused on decreasing the number of small boutique wholesale accounts to focus on major growth channels. This helped us predict inventory needs, be more productive with our time and focus primarily on key accounts that are high revenue, brand building & afford us new territories.

That being said, it's been hardest to be able to reserve cash due to the fast growth of the business. Just recently we closed Restoration Hardware and the test order was more than we predicted - $250K. While it's a good problem to have, we're now at a state where we need to have enough cash reserves to be able to fund all 3 sides of our growing business - wholesale, direct & partnerships.

Working Capital

On average, for cash and cash equivalents, we typically have $50-100K held for working capital purposes. Fluctuations are typical due to investments in inventory.

Our policy is to invest any cash in excess of our immediate requirements and to preserve capital. Accordingly, our cash and cash equivalents are invested primarily in leather & materials.

INSTRUCTIONS TO QUESTION 28: The discussion must cover each year for which financial statements are provided. For issuers with no prior operating history, the discussion should focus on financial milestones and operational, liquidity and other challenges. For issuers with an operating history, the discussion should focus on whether historical results and cash flows are representative of what investors should expect in the future. Take into account the proceeds of the offering and any other known or pending sources of capital. Discuss how the proceeds from the offering will affect liquidity, whether receiving these funds and any other additional funds is necessary to the viability of the business, and how quickly the issuer anticipates using its available cash. Describe the other available sources of capital to the business, such as lines of credit or required contributions by shareholders. References to the issuer in this Question 28 and these instructions refer to the issuer and its predecessors, if any.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No

ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No

iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:

A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No

B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No

C. engaging in savings association or credit union activities?☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

INSTRUCTIONS TO QUESTION 30: Final order means a written directive or declaratory statement issued by a federal or state agency, described in Rule 503(a)(3) of Regulation Crowdfunding, under applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

No matters are required to be disclosed with respect to events relating to any affiliated issuer that occurred before the affiliation arose if the affiliated entity is not (i) in control of the issuer or (ii) under common control with the issuer by a third party that was in control of the affiliated entity at the time of such events.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

INSTRUCTIONS TO QUESTION 30: If information is presented to investors in a format, media or other means not able to be reflected in text or portable document format, the issuer should include:
(a) a description of the material content of such information;
(b) a description of the format in which such disclosure is presented; and
(c) in the case of disclosure in video, audio or other dynamic media or format, a transcript or description of such disclosure.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.thisisground.info/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Preparing To File With SEC

We're reviewing the Form C one last time then we'll file it with the SEC. We'll notify you once we've completed it and are ready to begin fundraising.


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INVEST IN THIS IS GROUND
Premium leather tech accessories handmade in Los Angeles & Italy
126
investors
$218,626
raised of $100K-$500K goal
$100 min
INVEST
Wefunder Portal LLC

Revenue Share

3% of revenues | 1.5X investment amount

This Is Ground will pay investors 3% of net revenues until 100% of your principal is returned plus 50% on top. The promissory note is secured by the assets of Thisisground Holdings, Inc.

> **EARLY BIRD BONUS: 2X REVENUE SHARING**
> Investors who fund the first $200,000 of this fundraise will receive 100% of their principal and an additional 100% on top.

INVESTOR PERKS

$500+ Early access to new products. First look at any new colors, designs, and products we create.

$1,000+ Two tickets to the annual This Is Ground investor party at our HQ in Downtown Los Angeles. Plus get a limited edition investors-only This is Ground Original Cord Taco (must pick up in-store).

$2,500+ One Mod Tablet heat sealed with the logo or flat art of your choice. Plus five $50 gift certificates to Thisisground.com which you can keep or give away to friends.

$5,000+ One Mod Laptop or Backpack of your choice. Stamped with your logo or flat art. We'll also include a short video of the bag being constructed from start to finish.

$50,000+ Accompany Mike on his next leather sourcing trip to Tuscany. Design your own leather which we'll use to construct any This Is Ground product(s) of your choice stamped with your logo or flat art.

> *"We design and hand-craft leather accessories for tech geeks, artists, and everyone in between. Our goal is to spoil our customers with top-quality goods that cater to their everyday needs. We source our leather from Italy, craft our products in LA, and distribute to 10 countries. The quality and care of our products have helped us grow 50% year over year and nail partnerships with companies like The Wall Street Journal, Facebook, NBA, Stephen Colbert, Apple, and Warner Brothers.*



Mike Macadaan
CREATIVE DIRECTOR & CEO, THIS IS GROUND

OUR AMBITION

Everyday, we accumulate more tech—chargers, wires, tablets—but until now, there hasn't been a savvy way of organizing them on-the-go and look great while doing so. This is Ground is designed specifically for living in 2016. All of our products—from the cord taco that keeps your headphones detangled, to the Mod which handles everything from your laptop to your sunglasses—are crafted to make living with technology easy *and* stylish. That's why we design goods for tech giants such as Facebook.

KEY FACTS

- 2015 Revenue: $3,212,573
- 70%-90% profit margins
- $200k - $500k / month revenue depending on season.
- Business customers include: Facebook, Squarespace, Dropbox, Nascar, Apple, NBC, and Paramount Pictures.
- Founder was an early investor at Dollar Shave Club and designer at Myspace and MeUndies.

DOCUMENTS

transcripts.txt

thisisground.com

WHY I LIKE THIS IS GROUND

Mike and his team of hustlers are changing the way consumer goods are made and sold online. Rather than talk a big game, they're making it happen. Mike's design background has given him the secret weapons that most CEO's have to hire to obtain. He understands product design, period. He also knows that the environments with his team and partners breeds outcomes that the general public lusts after. I've been involved with Macadaan in prior projects that have been noted by the New York Times and look forward to future projects.



Mike Edwards

CEO OF MOBIO TECHNOLOGIES AND INVESTOR IN THIS IS GROUND

THE BUZZ ABOUT THIS IS GROUND

Made of extremely high quality leather, the type you can smell before even picking up the bag.

TechCrunch

The mad scientists of tech organization.

Uncrate

Mod Tablet 2 by This Is Ground | Blackbird Automotive Journal

July 14, 2016

A customizable leather carryall designed to satisfy the needs of a diverse range of lifestyles and professions, the Mod features a seamless magnetic spine that accommodates modular inserts.

This Is Ground Tech Dopp Kit

July 14, 2016

Designed to be a handsome home for all your mobile gear, the Tech Dopp Kit from This Is Ground organizes your essentials and surrounds them in luxe leather. There's now a place for your cords, headphones, favorite shades, and every...

Here Are the 20 Best Tech Gifts for Under $200

July 14, 2016

Prepare yourself, winter is coming... With just a week left before Thanksgiving and the always mind-numbing retail gold rush that is Black Friday, DC Inno has got your back this holiday season. We, as you may know if you've spent more than 30

18 Gifts for Technologists | |

July 14, 2016

Travel information and inspiration for the way you like to travel.

5 Carry-On Packing Tips for Thanksgiving Travel

July 14, 2016

1. Roll Your Clothing You've probably wondered, "Should I fold or roll?" The answer is to roll. It saves a lot space-and bonus, it helps keep your clothes wrinkle-free. 2. Stuff Your Shoes Not only will filling your shoes with underwear

TravelPulse Tech Review: This is Ground Mod Laptop 2
July 14, 2016

Mod Laptop 2, This Is Ground, $399, thisisground.com For the past few weeks I've been test-driving what is basically my mobile office. It's the Mod Tablet 2 from an American company, based in Los Angeles, called This is Ground.

Black Friday & Cyber Monday 2015 Survival Guide
July 6, 2016

Black Friday & Cyber Monday 2015 Survival Guide-130 Places (& Counting!) to Score This Year's Biggest Deals iStock In order to get to the most wonderful time of the year, we've got to get through the most frantic day of the season.

Father's Day gifts for the travel-loving dad
July 6, 2016

He can get that for himself anytime he wants. Given he's probably bailed you out of more than one mess, coughed up cash for college or fixed that thing in your car/house/life you didn't know what to do with, there's no better time than now

This Is Ground Voyager WiFi Bag
July 6, 2016

The mad scientists of tech organization are back with a full-sized bag that'll not only store the stuff you'll need on arrival - but also help you get there. The Voyager Bag from This Is Ground is a weekender-sized utility...

Hands On With Voyager, A Wi-Fi-Enabled Leather Travel Bag
July 5, 2016

As someone who travels a lot, I've always struggled with finding the perfect bag. Anything with wheels is clunky, duffel bags always mix up my clothes and gadgets, and backpacks make me look like I'm still in middle school. Enter

Today in Gear: January 11, 2016 * Gear Patrol
January 11, 2016

On the Radar Reveals, New Launches and Gear Amid the abundance of wearable fitness trackers, the new Kuai headset is a great option for those who prefer running sans any extra weight whatsoever, combining the functions of a heart rate

The PSFK Holiday Gift Guide 2015
December 23, 2015

Based on a year of research by PSFK Labs, we curated a list of near future-proof holiday gifts This holiday season, gift wrap the future. This year's PSFK Holiday Gift Guide taps into PSFK Labs' year-long research-soon to be available as a

30 Awesome Last Minute Gifts for $100 or Less

December 15, 2015

In a frantic frenzy to find stocking stuffers for your employees? Here are some gift-worthy ideas--from food and tech gear to stress relievers.

WhereLA.com Holiday GIft Guide 2015

December 15, 2015

What do you give to the person who has everything? Our holiday gift guide serves up handpicked prezzies that are sure to delight this season.

Gift Guide: Luxe Travel Items for Your Favorite Jet Setter

December 15, 2015

Tory Burch's Minnie travel ballet flats are essential to your traveling needs. They're crafted in super-soft, supple napa leather and feature a slip-resistant split rubber sole, layers of foam cushioning and stitch-and-turn construction-a special sewing

Chic, Not Geek: The 32 Best Tech Gifts to Give This Holiday Season

December 9, 2015

This season, why not look to the latest slew of chic gadgetry as you tick off your gift list? We live in the digital age, meaning tech gifts are surprisingly fail-safe, and often among the items that many want but few actually ask for.

16 Amazing Gifts That Anyone in Your Life Would Want

December 7, 2015

When you have no idea what to give someone, try one of the presents on this list.

13 Ways To Make Traveling Suck A Little Less - SELF

December 6, 2015

While traveling can be a fun adventure, schlepping your stuff and dealing with a disrupted body clock most certainly isn't. Here, travel experts share ways to make your life easier while you're in transit-along with some favorite picks for arriving

9 Top Tech Gifts to Put Under the Tree

December 3, 2015

9 Top Tech Gifts to Put Under the Tree | Made Man

10 Excellent Gift Ideas For The Tech-Obsessed
December 2, 2015

We spend hours and hours every day glued to our phones, computers, and other beloved gadgets. So when it comes to the holiday gifting game, why not opt for some of this year's coolest tech toys and accessories? Check out our suggestions

What Every Guy Secretly Wants for the Holidays
December 1, 2015

Hey, no one said shopping for your man friend was an easy job. The trick is to double down with not just one but two presents that pair together for the perfect gift. Look at it this way: You'll get to update his wardrobe, give him something fun,

2015 Holiday Gift Guide · i am a food blog
November 27, 2015

Happy Friday! It's the day after Thanksgiving and that means it's time for leftovers and the start of the holiday season! My eyes get extra sparkly right around now because it really is the most wonderful time of the year.

Six Bags for Easy Holiday Travel
November 25, 2015

There's generally nothing easy about holiday travel, which, in the States, commences with Thanksgiving. Packing can be a hassle, especially when toting gifts around. A lot of things need to fit into a little space, oftentimes with a short

Outside-The-Box Gift Ideas For Everyone On Your List | The Zoe Report
November 24, 2015

We all know and love traditional crowd-pleasing gifts such as small leather goods, coffee table books and candles-but if you've already exhausted these options in years past, the need for something new and fresh becomes imminent. Here are 5

Das Tech Dopp Kit macht Schluss mit dem Kabelsalat
September 28, 2015

Jan Bohmermann hat WIRED ein Geheimnis verraten: Der Entertainer ist nicht nur ein Gadget-, sondern auch ein Ordnungs-Freak, weshalb er nie ohne ein gut sortiertes Mappchen mit Kabeln, Anschlussen und Adaptern aus dem Haus geht.

Daily Crush: Customizable Leather Carry-All by This Is Ground
September 3, 2015

Being tidy and organized never looked as good as it does with This Is Ground's collection of high-end leather goods. Designed and made in Los Angeles, the company expertly blends function with form, offering a wide array of products to

This Dopp Kit Is a Tech Traveler's Dream

September 1, 2015

People travel in different ways. There are those who get to the airport with three hours to spare, and there are the last-minute sprinters, hurdling over wheelie bags as their final boarding announcement echoes through the airport. By that same

Back-To-School Cool

August 31, 2015

It's hard to believe that my last, first-day-of-school was more than five years ago; where has the time gone? As I watched new students move into my alma mater last week, I couldn't help but feel nostalgic.

Tech Dopp Kit by This Is Ground - Design Milk

August 27, 2015

Tech Dopp Kit is a minimalist design created by Los Angeles-based company This Is Ground. The leather case is a zip-up organizer with a dedicated space for any number of electronic peripherals and accessories. A series of straps are situated

This Is Ground Mod Tablet 2 Mini

June 12, 2015

If you've been searching for a grab-and-go solution for your carry, look no further than the Mod Tablet 2 Mini by This is Ground. This everyday organizer is perfect for assembling your essentials and transporting them with class. The magnetic

The Handcrafted Mod 2 Lifestyle Organizer Is Perfect For Your EDC

April 6, 2015

After first popping onto our radar with their Stash iPhone 6 Case, the crew at the LA-based This Is Ground is back with another gem in the Mod 2 Lifestyle Organizer. Serving as a follow up to the original Mod, the second iteration has

The "Mod 2" Lifestyle Organizer by This Is Ground · Selectism

April 1, 2015

For this writer, the thought of an organizer conjures up images of legal papers, archaic laptops and lots of suits and ties. However, Los Angeles-based design studio This Is Ground 's "Mod 2" lifestyle organizer goes a long way to change that

Le Mod Laptop Craft Edition, un veritable ecrin pour MacBook

February 26, 2015

Le Mod Laptop Craft Edition, un veritable ecrin pour MacBook Publie le 26 fevrier 2015 dans la categorie Gadgets par La Redaction Pochette multi-usage par excellence, le Mod Laptop Craft Edition, en cuir premium, embrasse egalement, et

Freegums Collaborates With This Is Ground on a Dope Mod Illustrator iPad Case

November 18, 2014

Los Angeles-based artist teamed up with handmade leather goods company This Is Ground to create a dope case with illustrators in mind. The Mod Illustrator case is designed to hold an iPad Mini or iPad Air, and Freegum's original artwork has

Organize Your Everyday Life

Until now, there haven't been well-designed accessories to organize our gadgets.

Our products are ultra high-quality and designed—by designers—for creatives of all types. At first glance, This Is Ground looks simple and minimalistic. But we've designed our products meticulously (a strap for your sunglasses, a sewn-in Tile to find your lost bag) to ensure our customers always have the tools they need.







We're On Track to Earn $5 Million in 2016

We launched two years ago and have grown ~16% month / month.

We first focused 100% on direct to consumer sales with almost zero advertising. Now, we've also set our sights on business customers and a larger international audience. With this funding we will fuel our advertising, open our flagship store in Los Angeles, sign more business clients, and expand aggressively in Europe and Asia.


$1.5M
$1.2M
$900K
$600K
$300K
0
Revenue Q3 2016: $1,166,000
Holidays 2016
2015 Revenue: $3,212,573
Q1 '14
Q2 '14
Q3 '14
Q4 '14
Q1 '15
Q2 '15
Q3 '15
Q4 '15
Q1 '16
Q2 '16
Q3 '16
Quarterly Revenue
Month / Month Growth: 16.32%

79%
Direct-to-Consumer Profit Margins

50%
Year-Over-Year Growth

10
Countries Currently Distributing

Our Customers are Worldwide Brands

We started focusing on B2B 6 months ago and have landed big partnerships.

Artists, Musicians, Actors and More



"I have my favorite pens in here. Everything sort of fits in one convenient spot and it looks beautiful."

- Ithyle Griffiths, Director & Photographer

Ithyle uses the Mod with a Everyday Insert.


ALLISON SCAGLIOTTI
ACTOR & MUSICIAN

"I'm an actor, writer, musician, This Is Ground super fan. I don't leave the house without my mod. I require it, both on set and at band practice...

When I go to band practice I switch out my insert and I'm ready to go."

- Allison Scagliotti, Actor $ Musician

Allison uses the Mod with a Bookish Insert.


GEOFF GOUVEIA
ARTIST

"You've got to bring the office with you."

- Geoff Gouveia, Visual Artist

Geoff uses the Mod with a Shooter Insert.

Our Journey So Far

We're now in the position to grow sales and our customer base worldwide.

Two years ago, Mike designed and patented the Cord Taco which is now licensed to brands all over the world. We've since partnered with incubator Science Media, collaborators like Tile, and streamlined our production in Italy and distribution in the UK.

September 2014

Partners with Science

Science Media took notice of our first products and brought us into their internal advisory program for promising young companies.

October 2014

Apple Endorsement

Apple starts selling Cord Tacos just months after we officially launched.

January 2015

First Enterprise Customer

Subscription service Birchbox takes us into the big leagues with our first large enterprise order.

March 2015



Factories in Los Angeles

We added two local factories in the garment district of Los Angeles to ramp up production.

June 2015


THIS IS GROUND

Design Patent for Cord Taco

September 2015

Graduated from Science

After a year of world class advice and connections, we graduated from Science Media to strike out on our own.

Winter 2016



Italian Sourcing

We make fine leather goods. So we flew to Italy and spent five months sourcing the best leather in the world from tanneries in Tuscany.

Spring 2016

New Headquarters

Our new space in East LA is massive! We now have a design studio, warehouse, and showroom all together in the up and coming Los Angeles Arts District.

June 2016

UK Distribution Hub

With products now being made in Italy and a large portion of our customer base in Europe, we moved our primary distribution center to England.

July 2016

$250k Wholesale Order

Recent focus on large branded B2B orders is bearing fruit. We just landed a $250k contract to produce custom products for a large online furniture retailer.

October 2016

6 New Products Launching

This is a big month for us. We're releasing six wholly new products from our design studio on the East side of Los Angeles.

Early 2017

New Partnerships

We're partnering with Karma Wifi in Seattle to turn our bags into traveling Wifi hubs. Tile will soon be included in every bag so customers can track their stuff anywhere in the world. And Joey energy will outfit our bags with batteries to charge all the electronics in your life.

Spring 2017

Flagship Store

We're honored announce a 10 year lease on a flagship store in a prime location in Downtown LA. We couldn't be more excited about the location and neighboring stores that will drive foot traffic to This Is Ground.

Design Is All I Do

I've Designed for and Invested in Top Brands Such As:

DOLLAR SHAVE CLUB
URBANDIG
DogVacay
MeUndies.com
myspace
SCIENCE
intuit


MIKE MACADAAN
CEO: THIS IS GROUND

Mike's Personal Mod

How does CEO Mike Macadaan use his personal This Is Ground product?


VOGUE
FIELD NOTES

Early iPhone 5 Case Designed Live

Watch Mike's hands as he designs one of This Is Ground's first products.



Let's Design Better, Together

Three years ago I started telling a story. It started with sharing how hard work coupled with tapping into the creative part of your mind could result in a product that would first make you laugh and ultimately appeal to your heart and mind. I was sharing this story with my two sons who thought I was silly for spending time on a product that was fashioned after a taco that I had for lunch. It was really fun to show them that as silly as that idea was, it was possible to turn something that you conceive into a family business. The notion of a family business was short lived as what my sons and I didn't totally realize was that this was actually turning into a larger growth business that didn't seem to have many limitations. This appealed to me as that's the world I thrived in prior to inventing the Cord Taco. I had 14 years of experience working in tech where it was nonstop growth. To date, we've sold over a million Cord Tacos and my sons are starting to pay more attention to my silly ideas.

Our brand was started with a foundation of storytelling and because the growth has been built on one story after another, there's a lot of heart and soul within the environments from which we dwell. At the very core of what we set out to do, it's all about solving real world problems. Of course we do this in the context of our mission which is to enable people to create anywhere. This doesn't mean that we're simply for artists, this means we're connecting with people that create. Our audience is made up of creators of all stripes, all with a common appreciation for the qualities that we happen to believe in as well. The functions we implement within our leather accessories are practical but don't scream utility. Leather gives us this rare opportunity to work with a medium that's a renewable natural resource, can last forever, ages beautifully, and puts to use a material that would otherwise create large scale waste and health issues. Because of it's origin, leather has an inherent organic and warm quality that when mixed with hardware, creates a nice contrast.

With my background and network, I have the opportunity to work with investors that I know. The decision to meet new investors on Wefunder is about community and hoping that in addition to raising the needed funds, that we also start new relationships. We want partners that love what we're doing, want to connect with us to share their ideas, want to get our products into their hands for themselves and their friends & family, and ultimately jump into our brand so that when we tell this part of our story, it will be very clear why we did this on Wefunder.

Much love,



Mike Macadaan

FOUNDER



Mike Macadaan

Creative Director & CEO

Co-Founder of Science (Dollar Shave Club, Dog Vacay); primary author on 10 patents on personalization for large tech brands; Chief Creative on the MySpace redesign which sold to Justin Timberlake.

AND THE REST OF THE TEAM



Francis Leung

Head of European Operations



Nisha Rabiee

Design Director



Grant Perrins

U.S. Operations



Ashley Bolanos

Customer Service

DETAILS

What do you make?

We make leather accessories, and we make them for people that travel for work. We try to really spoil people that work in technology and the creative arts. We make accessories for them to carry around that's not just their daily gear like laptops or notebooks. We try to get really precise about the types of tools that they use because we have a lot of musicians, illustrators, chefs, and designers that come to expect a lot of organization through our accessories. These accessories are primarily made of leather, and we handcraft them in Los Angeles and Italy.

What makes your products unique?

We're all designers from tech and other industries, so we tend to be a little geeky around designing. What makes us unique is that we get very specific; there's a lot of detail in what we do, particularly in the organization of the pockets that we create. From the outside, it looks like our products are very minimalistic and simple. When you start opening them up and exploring, however, you'll see that we invested a lot of thought in the way it's organized.

Now we're taking it a step further where we're partnering with top notch technology providers for things like Wi-Fi, Bluetooth tracking, video, and batteries so that not only do we provide organization for those things, but oftentimes we will ship our products with that stuff built-in. We've partnered with Karma Wi-Fi and you can get our leather Weekender bag which comes with optional Wi-Fi. It's not sewn into the bag itself, but we created a leather sleeve that docks into the bag so that you can use it when it's in the bag or you can peel it off and use it separately.

What problem do you solve?

We have more and more gadgets that we carry with us and use every day, yet there just hasn't been a really high quality, well-designed set of accessories and bags that can organize these electronics.

The one that pointed this out to us was Apple. We were in a meeting with the head of North American retail sales, and we were tossing around ideas. At the time, we were really focused on steering table organization. Our first products were focused on cords and making sure they didn't get tangled, but Apple started to fantasize about the 90s when they had these organizers. They were like, "No one is really thinking about this for modern-day gear. Everything's been consolidated, all of those old contact books, calendars, notebooks have all been consolidated into tablets, and now we're even getting into the styluses." They asked us to take a crack at designing something for it, so that's when we did the Mod, which stands for modular, that took care of all of that daily gear we travel with.

We saw that there was definitely a gap there, and not only that, but it also seemed like the stuff that really did get specific around organization for daily gear didn't have the level of masculinity that we were looking for. I don't want to get into gender, but we felt that there often weren't enough masculine options.

Who are your customers? ^

My background is user experience, and in user experience there's a whole bunch of user research skills involved. When we set out to do the first more complex product, which was the Mod, we had these big boards that were mood boards/personas on the types of customers that we wanted to make stuff for. We decided that we wanted to go after customers who were digital and creative. I would say that, for the most part, those personas that we were trying to reach by creating something specific for them are definitely our audience today. We cater to a lot of photographers, illustrators, designers, and people that are really into stationary.

There's also a crop of executive professionals that travel frequently or go to a lot of meetings, and they want to have a standout piece that they can unzip and show off during the meeting. Our products have an aspirational level of organization that gives off a sense of zen and calmness to people that really prize organization. When their stuff is put together, they also feel put together.

When it comes to customer gender, we're completely split half-and-half. It used to be that we would skew more towards men, but the funny thing about that is that when you market towards men, it appeals to both men and women whereas marketing towards women turns off men. As long as the product is great, women don't care if it was "meant" for men or women. Since our audience is split, we try to make products that don't skew towards either feminine or masculine. I would say that they tend to be a little more masculine, but I would say that they're just more neutral so anyone can carry them.

How did the idea of leather goods get started?

I was co-founder of an accelerator called Science in Los Angeles and a lot of the businesses that we worked with in the early stages were around e-commerce. We did Dollar Shave Club, some e-tail type stores, and things that had to do with food. I was living downtown and I wanted to really get into the shoes of the maker, the artisan, the person who wanted to start a brand and sell their wares on Etsy. Part of it was also fueled by a desire to pick up a new hobby. I decided that since I was living in downtown LA, and there were a lot of resources and experts around making leather accessories, I could mess around with that world. For the most part, I was making phone cases and wallets for myself, friends, and family. Then a friend of mine that was working on a blog post for a well-known design blog asked me if I could come up with something clever to organize cords, and I just had tacos to eat. I woke up with that deadline approaching, and I started to really think about the taco shell and how functional it was despite its simplicity. The two ideas came together where I was like, "Oh, you take your earbuds and wrap them up and you put them in this taco shell, and you snap it shut. That would be really clever." I mocked that up, and it was one of 30 products that were featured in this makeover post. It was the one piece that everyone was like, "Where do I buy that?" so they encouraged me to open an Etsy store, which was great because I was doing the research anyway, and this Cord Taco started to sell like crazy. That's where it all started. When that really started to take off, it opened my eyes to the space of leather accessories, and that's when I started to identify, "Oh, there's definitely a lot of opportunities here." This was the end of 2012.

How did you start the business?

In the very beginning of the business, I went out and met a bunch of people that worked at other factories. It was sad, actually, because these were people that were sometimes second and third generation leather craftsman, but were essentially working for minimum wage for someone else that was earning big profits off of this stuff that they've created. When I became friends with them, and they realized that I was an entrepreneur, they asked me if I could help them fulfill their dream. Their dream was simple: they wanted to be their own boss, they wanted to make a bit more money, and they wanted an environment where they could pass down their craft to their children and they didn't really feel like they could do that in the environment they were in.

So I took people from about five factories and built them a space, bought them a bunch of equipment, and I basically said, "I want to be your primary client." They responded, "As long as you can keep us busy," and we're keeping them very, very busy.

When we realized that the demand for our products was higher than our local LA capacity, and that there was growth in Europe, I flew to Italy at the beginning of the year and for the last six months, I've basically been teaching two factories (one in Milan, one in Florence) how to make our product. For the last couple of months, we've been pilot testing all of these different products that they've been building, which are the European versions for our local European market and it's been going great. The level of knowledge in Italy around leather making doesn't get any deeper than that anywhere else. It's not the same as that of our LA factory, but these guys are hard to rival when it comes to precision and quality.

Tell us about the manufacturing process.

Everything we make is 100% handcrafted. We don't use any large-scale automated machines. There are people that are using automated cutting and automated sewing, but ours is all handcrafted. I'm really attracted to the people that make our stuff, and I'm attracted to their story because I think that whatever they're going through is transmitted into their craft. The folks that work for us in LA are so grateful that they're able to live out their dreams that it shows in the quality.

In the first factory that I found Italy, the employees are basically a big team of moms drop their kids off to school in the morning before they come in to work. They work until the kids get out, and then they go home, but they also work on Saturdays. They are so thankful and loving, and all that shows in the results and the products they build. The other factory in Italy is a sweet family that functions more as our R & D shop in Milan. They're a very sweet family that has been working together for several generations. The nice thing about Italian manufacturing is that all the leather is tanned there as well so it's pretty much all local. The zippers, the snaps, and the magnets all come from Italy.

Another thing about our manufacturing process is our fast production rate. People are always shocked at how quickly we can turn large, high customized volumes of product around. People call us and they say, "Hey, can I get this in blue leather? Can you match the blue that we used in the Dropbox logo? Can you stamp our logos?" and so on. What we found out about the rest of the world is that sometimes you can't even find anyone that will do that for you. A lot of the products that you'll find on the commercial gift side aren't exactly products that anyone has ever felt proud about giving as gifts. I'm talking about frisbees, coffee mugs and stuff like that, so there's definitely a gap when it comes to the quality of these gifts. We're able to turn customized products around in a couple of weeks that's high quality, tasteful, and useful.

Why handcrafted products?

I think that there is just a level of detail and a level of craftsmanship that is unachievable if it's all machine made. When you're handcrafting stuff, it forces you to check your work and to make sure that the quality is there. When there's an "assembly line" or "factory automated machine" mentality, it promotes laziness. To me, there's just something special about it being handcrafted. There's a different level of care that goes into each one, and it's a lot more special.

What's your distribution model?

Our entire model is, first and foremost, fueled by our influencer network. We don't advertise; all our customers hear about us from social media and press. There's really a few components of the business that we focus on. The first component is "direct-to-consumer" service through our website, Amazon, and some of our other visible partners.

The second part that we focus on is B2B. On the B2B side, we have partnerships and accounts with large wholesalers or drop-ship accounts. We also do corporate and promotional gifts. For example, if Facebook did a big speaking event in Europe or somewhere, we're one of their preferred vendors so they'll contact us and we'll make our products with the Facebook logo. Or if you get a job at, say, SquareSpace, you get a Cord Taco in your welcome kit, and it's the same at Dropbox. A lot of tech companies give our stuff out to employees and at events.

Our revenue is split between these two categories, 60% on the direct consumer side, and 40% on the B2B side.

What are your margins?

On the direct-to-consumer side, the majority of our products generate about 70% margin. There's a few that are right around 60%, but that's for very strategic reasons. For the most part, the majority of them are between 70-80%. Then, of course, we have to discount as we get into the volume side of the business. Just like anyone else, we'll discount around 30% for drop-shipping and 50% for wholesale on qualified partnerships. We don't do partnerships with just anyone, so it's really just for the ones that we think are good fits.

What does growth look like?

There's definitely growth. If you look at all the different parts of the business, I would say that growth rates have been between 50-100%, year over year. We have been focusing on getting the products made in the right way, scaling into Europe, getting the right people in there for the different functions of the team. We haven't been really investing a ton of money in advertising, so we've accepted the fact that the growth that we have could be much higher. I come from an accelerator, so higher growth to me is 100-200% growth. We've definitely experienced numbers that high in certain parts of the business, but we're also just pacing ourselves to make sure that we don't get into a situation where we've got this crazy growth, but the product that we're putting out there is a product that we're not happy with and thus will have a long term negative effect. The European expansion gives us much more confidence in our ability to sell and produce products. We know there's a demand for them and people like what we make.

What are some business challenges you've encountered?

Scaling production into Europe was definitely a challenge. I think the thing that I also find challenging is just dealing with cash flow. There's all of these levers in front of us that, I know if I pull them, are going to help the company grow, but those levers are expensive. It's just managing the spending and cutting off the potential for growth, which has been fine, but I think just cash flow is a bit problematic.

Then I would say the last challenge is not having been able to anticipate the amount of growth. We had no idea that we were going to be doing $600,000 in sales last October. Our business model at that point was made-to-order so you would place an order on our website, we would get the money, place an order with our factories here in LA, and then two weeks later we would send that out. That, as you can imagine, drove a lot of people crazy during the holidays when they were like, "What? Two weeks to get this?" That made-to-order model just did not work for the holidays. We just had no idea we were going to experience that kind of growth. Luckily, now with Italy on board, we're putting inventory on the shelf so we're going to be ready this holiday season for sure.

What are your plans for the future?

That's a tough one because when it comes to products, we're pretty focused. You'll see some of our competitors out there making coffee, sometimes they're making music, sometimes they're just doing a whole bunch of things, but we're really focused on the products that we're already making.

It's hard to put an idea of growth on the technology part of things. We're getting inquiries from some really big technology companies that want to basically turn us into a wearables company, and we struggle with that a bit because putting built-in hard drives in our backpack isn't necessarily what we want to do. We want to do what's smart, solve real problems, but that world of technology has fused into our products and while it's pretty fascinating, it's also really hard to size that up. We're starting with accessories, then we're going to move into home goods and destination goods. We're working on a collection right now that's all about making unfamiliar places more familiar for our constant travellers.

I think that we're definitely a growth company, but I'm not trying to create a cash cow. I'm just fascinated with technology and new products. I'm cursed with this designer syndrome where I have to please everyone through our products, but it hurts in a good way because I think that we're putting out really fantastic designs. I also see ourselves crossing over onto a mobile app. The mobile app is also something that I need to raise funds for to make because there's some really exciting things that can happen for the mobile app and our products.

Tell us about the team. ^

We have a really amazing design team here in Los Angeles, and these are designers that have worked both in men's fashion and also in leather products. One of my designers worked for Tanner Goods, and she also worked for Will Leather Goods, so we have some really good knowledge on the design side. I act as the creative director and I'm a pretty tough customer to make happy. Between the three of us, the design part is really special.

The first part of my (Mike) career was working at really large tech companies doing mostly turnarounds. Companies that had some brand relevancy problems would call me and I would go in and help resolve that or help get them on track or rebrand. That happened with AOL, with Intuit, and with MySpace. Probably the biggest digital project that I had to do was when Rupert Murdoch hired me to redesign MySpace so that he could sell it. He didn't tell me it was to sell it; I actually thought it was going to be to save MySpace, but then Justin Timberlake bought it. There's that part of my career.

The next part was startups. We started this accelerator and launched Dollars Shave Club and a whole bunch of other startups, and then I applied everything that I learned from the e-commerce portion of that accelerator to my current business, This Is Ground. My background is pretty much all digital. The early inspiration for This Is Ground comes from my early twenties when I was on an advertising blimp tour. We were traveling the country with a blimp that was carrying cameras for ESPN covering NASCAR races and baseball games, and that's where my fascination with travel and organization came from. Because we were just in these small towns for two weeks at a time, we had all this obscure equipment, and we were living on the road, the efficiency of organization really stuck to me. I was also creative then, so I would write and I do illustrations and graphic design. The name of the business, This Is Ground, comes from when I would address the pilot over the VHF radio, saying, "560 alpha-bravo, this is ground."

Other folks on the team include Fran Leung, and he worked at Hardgraft. Hardgraft is probably our closest competitor and they're based in the UK. He has really spearheaded the European expansion and he is running the operation in Europe right now, as well as the overseas production.
In the United States, it's primarily design, so I have a couple of designers. Tara worked at Tanner Goods in real leather goods. She has an industrial design background, and then applied it to leather accessories, and now she's with us.

I also have the fulfillment, and warehouse component in Los Angeles, but we're going to outsource that to England now.

My head of sales in Vancouver is Mike Edwards. Mike Edwards is probably one of the most well-known angel investors up in Canada. He just so happens to have a sales background, so him and his wife, when they were young and free, would travel around to different concerts and sell T-shirts out of their van. When he learned about my business and my need to build a sales team, he came onboard.

What's the following like? ^

We communicate quite a bit with our community and that manifests in the following ways. We have a lot of social channels through which we'll reach out for feedback and enlist testers. We'll give early hand-cut prototypes out to people who'll provide feedback to us. Sometimes their reviews even change the overall design of the product. We'll oftentimes reach out to our community to help us name products. We have a special group of travelers that we sponsor, so we'll find out where they're headed for the summer and what they're bringing with them, and then we'll curate a collection of products and send it to them so that they can give us feedback, content, and photography. In the spring, we sponsored about 10 commuters around the world when we launched our backpack. We had a commuter on just about every continent using prototypes of our backpack. We documented it all and made a map so that everyone could see that.

Our community also extends out to people that work in entertainment. We have some super fans that are really interesting--people like Alton Brown. He's on a tour right now and we gave him product to take on tour. Howard Stern also uses our stuff. If you're a guest on the Howard Stern Show, they hand our products to the guest. Local talent agencies in LA, like CAA, basically have us on speed dial. If it's someone's birthday or if someone won an award, they'll give our stuff to the client. The Olympics in Rio, the agency that represents a lot of the top athletes asked us to create a special gift. Stephen Colbert, if you're a guest on the Stephen Colbert Show, you also receive our products. There's this ring of entertainment in our influencer sphere which is interesting.

Press is also a large part of our community, and they've been very kind to us. I think they really appreciate how much we geek out on design, and they love being able to tell the world that, "Here's the first leather Weekender with built-in Wi-Fi." We have a fantastic relationship with press.

The other one I would add is other brands. Brands like Karma, Tile, Grado headphones, a bunch of notebook companies, and a bunch of tech companies. We care a lot about relationships with the people in our community, and I think that it enhances the overall experience because when you carry our stuff it just feels like it's part of this greater world.

ASK A QUESTION

Type your question here...

ASK QUESTION

Ramon Lacroze Sep 18

I really like the products, but could you please explain to me the meaning behind the name of the business? That's the one thing I don't understand.



Mike Macadaan Creative Director & CEO FO[illegible] Sep 20

Hey Ramon! So part of the inspiration behind the brand is this period in my life when I traveled the country with an advertising blimp. We carried cameras for ESPN and advertised for Met Life and other brands. When I communicated with the blimp pilot I would say "560 Alpha Bravo, this is ground." That's where the name came from. The connection to my blimp phase is travel, adventure, and organizing lots of different gear that we travelled with.

LIKE

Joseph Morse Sep 30

Hi Mike, I already invested $5k but would like to order a Mod Tablet 3 for a trip in a couple weeks. Can I order one at your website, then get reimbursed when my investment goes through?



Mike Macadaan Creative Director & CEO FO[illegible] Sep 30

Hi Joseph, we'll see what we can do! Please send *ashley@thisisground.com* a note, I've already briefed her on this.

LIKE

MORE QUESTIONS

RISKS SPECIFIC TO THIS IS GROUND

1. Manufacturing. We currently have two main manufacturing partners, located in Los Angeles and Italy. An interruption in the operations of either plant could potentially result in an interruption of our own business and the need to divert resources into making up any production deficits.

2. Leather Goods. Leather goods represent a large portion of our product offerings. While we do not foresee it happening, if there were an interruption of the leather supply or an increase in the price of leather, it could impact our operations and our ability to fulfill orders or to meet demand.

3. Reliance on Electronics. Some of our goods are made to be used with electronics of specific dimensions and specs. As a result, we need to predict what products to create for and the demand for those products. If we are incorrect about those projections, it could lead to overproduction or underproduction of those items.

4. Design. We're in the process of fleshing out our collections. Once a collection is set, it's just a matter of updating them annually to ensure current fit with current hardware. If there's an interruption to our design process or something happens to our design team, it would require a quick recovery.

5. Shipping. Our customers are all over the world. Since the majority of our business comes from the internet and thus we have to fulfill orders that require global shipping, this represents logistical risks. Those risks would be that if inventory is destroyed in a warehouse or lost in transit.

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, and more.

THE FUNDING PORTAL

This Is Ground is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min INVEST

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Mike Macadaan

CEO & Creative Director at This is Ground

Los Angeles, California | Internet

Previous Science Inc, Urbandig, MySpace

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seeking embedded sw engineer C/C++ for high-end...
February 24, 2016

Background

Summary

With more than 14 years of user-experience design work with a wide range of consumer products and services, Mike segued to This Is Ground after serving as co-founder and partner of Los Angeles-based Science Inc., leading brand and design initiatives for companies such as Dollar Shave Club and DogVacay. Prior to Science, Mike was the co-founder of Urbandig, a destination enabling adventurers to experience a city like a true local, which he launched following more than two years as the creative director behind the recent MySpace redesign. In this role, he was at the forefront of developing contextually appropriate methods to attract and develop top talent, improve interface standards and enhance the user experience, helping lead the charge for the evolution of MySpace from a legacy social network to a social entertainment destination.

Among other experience, Mike honed his professional credentials as VP of user experience & design for AOL Time Warner, working on product design for AOL and AIM; principal UI designer for Intuit, focused on TurboTax and SnapTax; creative director for TechTV (prior to its relaunch as G4); and a design director for Disney Interactive.

Specialties: Product design, brand development, marketing, launching products, interaction design, visual design, design management, information architecture, ucd, innovation, process, design infrastructure, team building and creating/maintaining an innovative atmosphere. user experience design

Experience

CEO & Creative Director
This is Ground
April 2015 – Present (1 year 6 months) | Greater Los Angeles Area

UX and Design Partner
Science Inc
October 2011 – April 2015 (3 years 7 months) | Los Angeles

Work with startups from inception to launch on ux, visual design, brand, packaging and messaging.


TOYOTA

DollarShaveClub.com - Our Blades Are F***i...

Co-Founder
Urbandig
August 2011 – November 2011 (4 months) | Greater Los Angeles Area

Just launched Urbandig which is off the beaten path experiences so you can experience a city like a true local.

VP, User Experience & Design
MySpace
July 2009 – September 2011 (2 years 3 months)

Redesigned Myspace

VP Product & Design
Tsavo Media
August 2008 – July 2009 (1 year)

Created a network of lifestyle content sites for men, women, parents, foodies, and others.

VP User Experience & Design
AOL Time Warner
May 2001 – August 2008 (7 years 4 months)

Product design for Aol and AIM.

▾ 9 recommendations, including:



Danielle Hypolite
Administrative Assistant, City of Mtn. View

I was Mike's assistant to him and staff for over a year at AOL. His intelligence, easy-going personality, and humor was... View↓



Jennifer Consalvo
COO & Co-Founder of Media Company, ...

Even though we worked thousands of miles apart, I could always rely on Mike to lead our creative team, stay in sync with our... View↓

7 more recommendations↓

Principal UI Designer
Intuit
July 2003 – July 2004 (1 year 1 month)

Worked on TurboTax and SnapTax

▾ 1 recommendation



Ant Creed
GM, Experience Design at DD STUDIO

Mike is a remarkable talent in the area of design leadership and management. He leads by inspirational example, demonstrating to teams that what seemed impossible is actually achievable - but that's not all. He facilitates the performance of... View↓

Creative Director
TechTV
2000 – 2001 (1 year)

Connected TV look and feel to digital

Design Director
Disney Interactive
1998 – 2000 (2 years)

Payments, commerce, content and redesign

Patents

PERSONALIZATION TECHNIQUES USING IMAGE CLOUDS
Europe 20080209349
Issued August 28, 2008

Systems and methods for personalization using image clouds to represent content. Image clouds can be used to identify initial user interest, present recommended content, present popular content, present search results, and present user profile information. Image clouds are interactive, allowing users to select images displayed in the image cloud, which can contribute to presenting more... **more**

4 inventors:

- **Mike Macadaan** — CEO & Creative Director at This is Ground
- **Rob Metzgar** — UX Design Manager-Mobile Design & In…
- **Bill Wetherell** — Head of Design at FutureAdvisor - Invest…
- **Wendy Perlson** — Sr. Interaction Designer at Acxiom

Active and passive personalization techniques
United States 8,082,511
Issued December 20, 2011

5 inventors, including:

- **Mike Macadaan** — CEO & Creative Director at This is Ground
- **David Liu** — President and COO; Board Director at K…
- **Brock LaPorte** — Vice President, Engineering at Granular
- **Sudhir Tonse** — Engineering Manager at Uber (Hiring!)

Skills

Top Skills

- 99+ User Experience
- 99+ Interaction Design
- 99+ Creative Direction
- 96 User Experience Design
- 86 Start-ups
- 80 User Interface Design
- 74 User Interface
- 45 Social Media
- 35 E-commerce
- 33 Experience Design

Mike also knows about...

- 31 User-centered Design
- 30 Digital Media
- 27 Visual Design
- 26 Digital Strategy
- 21 Mobile Applications
- 21 User Research
- 21 Web Analytics
- 21 Usability
- 19 Online Marketing
- 19 Wireframes
- 16 Mobile Design
- 14 Content Strategy
- 13 Product Design
- 13 Leadership
- 12 Web Design
- See 16+ >

Additional Info

- **Personal Details**

Birthday July 1

- **Advice for Contacting Mike**

925-408-7410

Organizations

Additional Organizations

Design Management Institute, AIGA, ACM-SIGCHI

Recommendations

Received (10) Given (16)

VP User Experience & Design

AOL Time Warner



Danielle Hypolite
Administrative Assistant, City of Mtn. View

"I was Mike's assistant to him and staff for over a year at AOL. His intelligence, easy-going personality, and humor was enjoyable to work for.

October 1, 2009, Danielle reported to Mike at AOL Time Warner



Jennifer Consalvo
COO & Co-Founder of Media Company, Founder, Product Development Company

"Even though we worked thousands of miles apart, I could always rely on Mike to lead our creative team, stay in sync with our business needs and create compelling, original projects. I trust in Mike's creative abilities and business sense and know that he's always pushing things forward in fresh, new directions. He's an innovator, facilitator and all around excellent human... **more**

April 24, 2009, Jennifer worked with Mike at AOL Time Warner



Kiersten Lammerding
Product Designer at FutureAdvisor - Investment Management for Everyone

"Mike has the uncanny ability to take complex idea and translate them into simple solutions for users. As a manger, Mike always found ways to make the work environment fun. He championed the value of design as well as create a collaborative and open dialog with product and engineering teams.

June 15, 2008, Kiersten reported to Mike at AOL Time Warner



Brock LaPorte
Vice President, Engineering at Granular

"The key attribute to know about Mike is that he is constantly striving to create new, fun, better ways of presenting applications to end users. He was THE key driver behind at least 2 major innovation efforts while I was at AOL, and he did a great job leading/inspiring his team and co-workers to think out-of-the-box. Mike is a first rate worker, designer and leader.... **more**

August 23, 2007, Brock worked directly with Mike at AOL Time Warner



Karen Hullenbaugh
Director Product Management - Service Provider Solutions at Asurion

"Mike is an extremely creative designer who captures the essence of what a product or web site is meant to communicate to a user. He is also a strong manager who is well respected by all his colleagues.

December 18, 2006, Karen worked directly with Mike at AOL Time Warner

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